              FORM ID, SECTION 13(d), SECTION 13(g) and SECTION 16
                                POWER OF ATTORNEY

        MEYER & DOREEN LUSKIN FAMILY TRUST (the "Trust"), does hereby constitute and appoint David I. Meyers, Coburn R. Beck and Seth A. Winter, as the Trust's
true and lawful attorneys-in-fact, any of whom acting singly is hereby authorized, for the Trust and in its name and on its behalf, to (i) prepare, execute in its name and on its behalf, and submit to the U.S. Securities and
Exchange Commission (the "SEC") a Form ID, including any necessary amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the Trust to make electronic filings with the SEC; (ii)
prepare, execute and file any and all forms, instruments or documents, including any necessary amendments thereto, as such attorneys or attorney deems necessary or advisable to enable the Trust to comply with Section 13(d) of the Securities
Exchange Act of 1934 (the "Exchange Act"), Section 13(g) of the Exchange Act, or
any rule or regulation of the SEC in respect thereof (collectively, "Sections
13(d) and 13(g)"); and (iii) prepare, execute and file any and all forms, instruments or documents, including any necessary amendments thereto, as such attorneys or attorney deems necessary or advisable to enable the Trust to comply with Section 16 of the Exchange Act or any rule or regulation of the SEC in respect thereof (collectively, "Section 16").

        The Trust does hereby ratify and confirm all acts the Trust's said attorneys shall do or cause to be done by virtue hereof, and does hereby acknowledge that the foregoing attorneys-in-fact, serving in such capacity at the Trust's request, are not assuming any of the Trust's responsibilities to comply with Sections 13(d) and 13(g), or Section 16, or any rules or regulations of the SEC in respect thereof.

        This power of attorney shall remain in full force and effect until it is revoked by the Trust in a signed writing delivered to each such attorney-in-fact or the Trust is no longer required to comply with Sections 13(d) and 13(g), or with Section 16, whichever occurs first.

        WITNESS the execution hereof this 22 day of May, 2012.

                  MEYER & DOREEN LUSKIN FAMILY TRUST

                  By: /s/ Meyer Luskin, Ttee
                      -----------------------------------------------
                      Meyer Luskin
                      Trustee